UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2013

OCEAN ELECTRIC INC.

(Exact name of registrant as specified in charter)

Nevada	000-52775	20-4076559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

112 North Curry Street, Carson City, Nevada	89703
(Address of principal executive offices)	(Zip Code)

775-321-8216

Registrant’s telephone number including area code

Check the

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 28, 2013, the Board of Directors terminated Mr. James B. Panther as the corporate secretary of Ocean Electric, Inc. (“Company”) and appointed Ms. Gemma Badillo as the corporate secretary to replace Mr. Panther.

Ms. Gemma Badillo has worked in recent years as an assistant manager, with specific responsibilities in the customer service departments of several companies.  From 2006 to 2009, Ms. Badillo was employed by several different companies in their customer service departments. From 2010 to 2012, Ms. Badillo was employed by Inditex Group, a leading international fashion retailer, as a manager in the customer service department. From 2012 to 2013, Ms. Badillo was employed by Green & Drive Electric, a motorcycle dealer, as an assistant manager and responsible for customer care.  Starting in April 2013, Ms. Badillo commenced employment with the Company as the assistant manager of the Company.

Ms. Badillo holds a Bachelor Degree in Marketing and Public Relations from the University of Wales. She is specialist in corporate strategies for Public Relations, marketing plans and creative strategies, and has particular knowledge of business law, finance and senior management activities as they relate to international companies.

Ms. Badillo will be employed on an at will basis, at an annual salary of approximately $27,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEAN ELECTRIC INC.

Date: December 3, 2013	By	/s/ Ricardo Prats
Ricardo Prats President

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